EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963

MATTSON TECHNOLOGY, INC. REPORTS RESULTS
FOR THE SECOND QUARTER OF 2013
FREMONT, Calif. - JULY 24, 2013 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the second quarter ended June 30, 2013.
Business Highlights:

•	Net sales for the second quarter were $24.6 million, representing an increase of more than 20 percent as compared with net sales of $20.2 million in the first quarter of 2013.

•	Gross margin was 34 percent in the second quarter of 2013, a 12 percentage point improvement compared with the gross margin of 22 percent the first quarter of 2013.

•
Net loss for the second quarter of 2013 was $3.6 million, or a $0.06 net loss per share. This compares to a net loss of $9.5 million, or a $0.16 net loss per share, in the first quarter of 2013. Excluding restructuring and other charges of $0.4 million, non-GAAP net loss per share was $0.05 in the second quarter of 2013, as compared to a non-GAAP net loss per share of $0.12 in the first quarter of 2013, excluding restructuring and other charges of $2.3 million.

•	At June 30, 2013, cash, cash equivalents, and restricted cash was $17.0 million, working capital was $29.4 million and we had $10 million outstanding under our revolving credit facility.
“The second quarter of 2013 was in-line with our expectations at this point in the cycle and, with the majority of our cost reduction efforts behind us, we are well positioned for growth when customer demand accelerates,” noted Fusen Chen, Mattson Technology's president and chief executive officer. “We continue to focus on strengthening our positions at key customers while providing cost-effective and innovative solutions to our customers' needs to expand our positions further.”

Second Quarter 2013 Financial Results
Second quarter 2013 net sales were $24.6 million, a $4.3 million, or 22 percent, increase compared with $20.2 million in the first quarter of 2013, and a decrease of $10.3 million, or 30 percent, compared to net sales $34.9 million in the second quarter of 2012.
Gross margin in the second quarter of 2013 was 34 percent, a 12 percentage point improvement compared with the 22 percent gross margin reported in the first quarter of 2013 and a four percentage point deterioration compared with the 38 percent gross margin in the second quarter of 2012. The significant improvement in gross margin in the second quarter compared to the prior quarter is primarily due to a more typical product mix of system sales as compared to the last quarter when approximately 85 percent of our system shipments consisted of our lower margin strip products.
Total operating expenses were $11.5 million for the second quarter of 2013, which represents a $2.6 million, or 18 percent, decrease as compared with the first quarter of 2013 and $4.8 million, or 29 percent, decrease as compared with the second quarter of 2012. Excluding restructuring and other charges, non-GAAP operating expenses were $11.1 million in the second quarter of 2013, which represents a $0.7 million, or 6 percent, decrease compared with the first quarter of 2013 and a $4.4 million, or 28 percent, decrease as compared to the second quarter of 2012.
Net loss for the second quarter of 2013 was $3.6 million, or a $0.06 net loss per share. This compares to a net loss of $9.5 million, or a $0.16 net loss per share, in the first quarter of 2013, and a net loss of $3.3 million, or a $0.06 net loss per share, reported in the second quarter of 2012. Excluding restructuring and other charges, the non-GAAP net loss per share in the second quarter of 2013 was $0.05 as compared to a non-GAAP net loss per share of $0.12 in the first quarter of 2013 and a non-GAAP net loss per share of $0.04 in the second quarter of 2012. Restructuring and other charges in the second quarter of 2013, first quarter of 2013, and second quarter of 2012 were $0.4 million, $2.3 million, and $0.8 million, respectively.
At June 30, 2013, cash, cash equivalents, and restricted cash was $17.0 million and working capital was $29.4 million. We had $10 million outstanding borrowing under our revolving credit facility.
Conference Call
On Wednesday July 24, 2013, at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time), Mattson Technology will hold a conference call to review the following topics: 2013 second quarter and annual financial results, current business conditions, the near-term business outlook and guidance for the third quarter of 2013. The conference call will be simultaneously webcast at www.mattson.com under the Investors section. To access the live conference call, please dial (970) 315-0417.

Use of Non-GAAP Measures
In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this press release contains certain non-GAAP financial measures. The Company's non-GAAP results for total operating expenses and net loss per share exclude amounts listed as restructuring and other charges in the accompanying tables. Management uses non-GAAP operating expenses and net income/loss per basic and diluted share to evaluate the Company's operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors' ability to view the Company's results from management's perspective. Restructuring and charges in the second quarter of 2013, first quarter of 2013, and second quarter of 2012 were $0.4 million, $2.3 million, and $0.8 million, respectively.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations and the Company, market demand and industry outlook. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those expressed or implied by such forward-looking statements and assumptions. Such risks and uncertainties include, but are not limited to: Company expectations with respect to continued growth of its business and improved operating results; growth of the industry and the size of the Company's served available market; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's cash position overall, especially as a result of payments made for inventory and the related collections upon shipment of such inventory; compliance with financial covenants related to the Company's revolving credit facility; end-user demand for semiconductors, including the growing mobility electronics industry; customer demand for semiconductor manufacturing equipment; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market, to gain market share with such products and the overall mix of the Company's products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; the Company's dependence on international sales; volatility in the Company's stock price and any potential delisting of the stock from NASDAQ for the failure to maintain a minimum bid price; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: dry strip, rapid thermal processing and etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON/(510) 657-5900. Internet:www.mattson.com.

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net sales	$24,574	$20,237	$34,884	$44,811	$85,388
Cost of sales	16,107	15,869	21,629	31,976	55,199
Gross profit	8,467	4,368	13,255	12,835	30,189
Operating expenses:
Research, development and engineering	4,170	4,313	5,791	8,483	12,421
Selling, general and administrative	6,952	7,550	9,705	14,502	20,572
Restructuring and other charges	404	2,258	831	2,662	1,551
Total operating expenses	11,526	14,121	16,327	25,647	34,544
Loss from operations	(3,059)	(9,753)	(3,072)	(12,812)	(4,355)
Interest and other income (expense), net	(496)	299	(238)	(197)	175
Loss before income taxes	(3,555)	(9,454)	(3,310)	(13,009)	(4,180)
Provision for income taxes	12	54	36	66	285
Net loss	$(3,567)	$(9,508)	$(3,346)	$(13,075)	$(4,465)
Net loss per share:
Basic and diluted	$(0.06)	$(0.16)	$(0.06)	$(0.22)	$(0.08)
Shares used in computing net loss per share:
Basic and diluted	$58,891	$58,728	$58,507	$58,810	$58,463

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$14,924	$14,354
Restricted cash	2,075	1,877
Accounts receivable, net	10,453	15,660
Advance billings	2,355	1,720
Inventories	33,176	33,309
Prepaid expenses and other current assets	4,628	4,561
Total current assets	67,611	71,481
Property and equipment, net	6,493	7,387
Intangibles, net	375	500
Other assets	895	701
Total assets	$75,374	$80,069

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,405	$11,767
Accrued compensation and benefits	2,994	4,496
Deferred revenue-current	6,661	6,189
Revolving credit facility	10,000	—
Other current liabilities	4,133	7,518
Total current liabilities	38,193	29,970
Deferred revenues, non-current	2,619	3,059
Other long-term liabilities	3,524	3,748
Total liabilities	44,336	36,777
Stockholders' equity	31,038	43,292
Total liabilities and stockholders' equity	$75,374	$80,069